Exhibit 4.1

[FORM OF NOTE]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)); (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS SECURITY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), ONLY (A) TO HIGHWOODS REALTY LIMITED PARTNERSHIP (THE “ISSUER”), (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER), (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE UNDER RULE 144A, IN COMPLIANCE WITH RULE 144A TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) UNDER ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER UNDER CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

THIS LEGEND WILL BE REMOVED ON THE EARLIER OF THE TRANSFER OF THIS SECURITY UNDER CLAUSE 2(B) ABOVE OR ON ANY TRANSFER OF THIS SECURITY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION).

THIS SECURITY IS A GLOBAL SECURITY AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS

REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZES REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED	PRINCIPAL AMOUNT
No.: 1	$400,000,000
CUSIP No: 431282 AJ1

HIGHWOODS REALTY LIMITED PARTNERSHIP

5.85% NOTE DUE MARCH 15, 2017

HIGHWOODS REALTY LIMITED PARTNERSHIP, a North Carolina limited partnership (hereinafter called the “Issuer,” which term shall include any successor partnership or entity under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, upon presentation, the principal sum of FOUR HUNDRED MILLION DOLLARS ($400,000,000) on March 15, 2017, and to pay interest on the outstanding principal amount thereon from March 22, 2007, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on March 15 and September 15, in each year, commencing September 15, 2007, at the rate of 5.85% per annum, until the entire principal amount hereof is paid or made available for payment, and “Additional Interest,” if any, payable pursuant to and as such term is defined in Section 5 of the Registration Rights Agreement, dated March 22, 2007, between the Issuer, Highwoods Properties, Inc. and the other parties named therein. The interest and Additional Interest, if any, so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be 15 calendar days (whether or not a Business Day) preceding such Interest Payment Date. Any such interest and Additional Interest, if any, not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, which shall not be more than 15 days and not less than 10 days prior to the date of the proposed payment, notice whereof shall be given to Holders not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon exchange, all as more fully provided in the Indenture. Payment of the principal of and interest and Additional Interest, if any, on this Note or the Redemption Price (as defined below), if any, will be made at the Office or Agency of the Issuer maintained for that purpose in the City of New York, State of New York, currently located c/o U.S. Bank National Association, 100 Wall Street, Suite 1600, New York, New York 10005, or elsewhere as provided in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuer payment of interest may be made by (i) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register kept for the Notes pursuant to Section 305 of the Indenture (the “Note Register”) or (ii) transfer to an account of the Person entitled thereto located inside the Unites States.

This Note is on of a duly authorized issue of securities of the Issuer (herein called the “Notes”), issued and to be issued in one or more series under an Indenture, dated as of December 1, 1996 (herein called the “Indenture”), among the Issuer, Highwoods Properties, Inc. and U.S. Bank National Association, as successor in interest to Wachovia Bank, N.A. (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the Notes), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee, Highwoods Properties, Inc. and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated as the “5.85% Notes due March 15, 2017.”

The Notes will be redeemable at the Issuer’s option and in its sole discretion, at any time in whole or from time to time in part, on any date (a “Redemption Date”) at a redemption price (the “Redemption Price”) equal to the sum of: (i) the principal amount of the Notes being redeemed plus accrued interest thereon to the Redemption Date; and (ii) the Make-Whole Amount, if any, with respect to such Notes.

For the purposes of the indenture, all references to any “premium” on the Notes shall be deemed to refer to any Make-Whole Amount, unless the context otherwise requires.

The following definitions apply with respect to any redemption of the Notes:

“Make-Whole Amount” means, in connection with any optional redemption or accelerated payment of any Notes, the excess, if any, of: (i) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of each such dollar if such redemption had not been made, determined by discounting, on a semi-annual basis (on the basis of a 360-day year consisting of twelve 30-day months), such principal and interest at the Reinvestment Rate (determined on the third business day preceding the date such notice of redemption is given or declaration of accelerated payment is made) from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had not been made to the date of redemption or accelerated payment; over (ii) the aggregate principal amount of the notes being redeemed or paid.

“Reinvestment Rate” means 0.25% plus the arithmetic mean of the yields under the heading “Week Ending” published in the most recent Statistical Release under the caption “Treasury Constant Maturities” for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity of the Notes, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

“Statistical Release” means the statistical release designated “H.15(519)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and which reports yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination of the Make-Whole Amount, then such other reasonably comparable index that shall be designated by the Issuer.

If notice of redemption has been given as provided in the Indenture and funds for the redemption of any Notes (or any portion thereof) called for redemption have been made available on the Redemption Date specified in the notice, the Notes (or any portion thereof) will cease to bear interest on the date fixed for the redemption specified in the notice and the only right of the Holders of the Notes from and after the Redemption Date will be to receive payment of the Redemption Price upon surrender of the Notes in accordance with the notice.

Notice of any optional redemption of any Notes (or any portion thereof) will be given to Holders at their addresses, as shown in the security register, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the Redemption Price and the principal amount of the Notes held by the Holders to be redeemed.

The Issuer will notify the Trustee at least 60 days prior to giving notice of redemption (or such shorter period as is satisfactory to the Trustee) of the aggregate principal amount of the Notes to be redeemed and their redemption date. If less than all of the Notes are to be redeemed at the option of the Issuer, the Trustee will select, in such manner as it deems fair and appropriate, the Notes to be redeemed in whole or in part.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Issuer on this Note and (b) certain restrictive covenants and the related defaults and Events of Default applicable to the Issuer, in each case, upon compliance by the Issuer with certain conditions set forth in the Indenture, which provisions apply to this Note.

If an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, the Holders of not less than 25% in principal amount of the Notes of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of the Notes of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any interest on or after the respective due dates expressed herein.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Notes shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof of in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note or the Redemption Price of this Note at the times, place and rate, and in the coin and currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Registrar, upon surrender of this Note for registration of transfer at the Office or Agency of the Issuer in any Place of Payment where the principal of and interest on this Note or the Redemption Price of this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar for the Notes (the “Note Registrar”) duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of the Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Trustee or the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

THE INDENTURE AND THE NOTES, INCLUDING THIS NOTE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE OR INSTRUMENTS ENTERED INTO AND, IN EACH CASE, PERFORMED IN SAID STATE.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused “CUSIP” numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Notes, and reliance may be placed only on the other identification numbers printed hereon.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed this 22nd day of March, 2007.

HIGHWOODS REALTY LIMITED PARTNERSHIP

By:	Highwoods Properties, Inc., its General Partner

By:
Edward J. Fritsch
President and Chief Executive Officer

Attest:

By:
Terry L. Stevens
Vice President, Chief Financial Officer and Assistant Secretary

[SEAL]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:

This is one of the Notes of the series designated “5.85% Notes due March 15, 2017” referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Officer

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby

sells, assigns and transfers unto

PLEASE INSERT SOCIAL

SECURITY OR OTHER IDENTIFYING

NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address, including

Zip Code, or Assignee)

the within Note of Highwoods Realty Limited Partnership and                                          hereby does irrevocably constitute and appoint

Attorney to transfer said Note on the books of the within-named Issuer with full power of substitution in the premises.

In connection with any transfer of the Note prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the Securities Act), the undersigned confirms that such Note is being transferred:

☐	To Highwoods Realty Limited Partnership; or

☐	To a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

☐	Pursuant to a Registration Statement which has been declared effective under the Securities Act of 1933, as amended, and which continues to be effective at the time of transfer.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.

Dated:
Signature:

NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within Note in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed:

NOTICE: Signature(s) must be guaranteed by an “eligible guarantor institution” that is a member or participant in a “signature guarantee program” (e.g., the securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange, Inc. Medallion signature Program).